Exhibit 99.9

2025-26

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2025-26

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Nate Horner

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

February 27, 2025

ISBN 978-1-4601-6209-5

ISSN 1920-8804

TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i

Schedule of Amounts to be Voted	1

Voted Spending by Office	2

Amounts Not Required to be Voted by Office	2

Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	5

Office of the Auditor General	9

Office of the Ombudsman	13

Office of the Chief Electoral Officer	17

Office of the Ethics Commissioner	21

Office of the Information and Privacy Commissioner	25

Office of the Child and Youth Advocate	29

Office of the Public Interest Commissioner	33

PREFACE

The 2025-26 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2025. Together with the 2025-26 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2025 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

◾	Voted Spending by Office,
◾	Amounts Not Required to be Voted by Office, and
◾	Full-Time Equivalent Employment.

As required by section 24 of the Financial Administration Act, these estimates present detailed information for each office on amounts to be drawn from the General Revenue Fund in 2025-26. The details include the following information, as applicable:

◾	Amount to be Voted,
◾	Supplementary Information (including a statement of objective and services provided),
◾	Voted Spending by Program,
◾	Amounts Not Required to be Voted, and
◾	Statement of Operations Change in Capital Assets, and Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2025-26 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The ‘Standing Orders’ direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Bill for the Appropriation Act, 2025 introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2025-26 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each office’s estimate amounts are divided into:

◾	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and
◾	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2025-26 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of February 27, 2025. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the 2024-25 Offices of the Legislative Assembly Estimates tabled on February 29, 2024. Differences in the 2024-25 amounts between these two documents are the result of adjustments applied to maintain the comparability of past amounts with the 2025-26 estimate amounts.

i	Preface

The 2025-26 amounts presented in this document have been prepared based on estimates of amounts to be paid out of the General Revenue Fund as transmitted by the Chairs of the Standing Committee on Member Services and the Standing Committee on Legislative Offices.

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2025. The Financial Administration Act requires the 2025-26 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following the parliamentary democracy tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriation acts are drafted to contain the specific set of supply votes that have been resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2025-26 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, the cash funding requirements for any and all expense, capital investment and financial transactions are combined in a single vote for each office.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of non-financial assets other than tangible capital assets. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the headers used in the supply vote presentations reflect the more specific application.

Preface	ii

SCHEDULE OF AMOUNTS TO BE VOTED

SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

VOTE	Estimate

Support to the Legislative Assembly	$89,683

Office of the Auditor General	$30,212

Office of the Ombudsman	$4,651

Office of the Chief Electoral Officer	$12,608

Office of the Ethics Commissioner	$1,091

Office of the Information and Privacy Commissioner	$9,237

Office of the Child and Youth Advocate	$16,873

Office of the Public Interest Commissioner	$1,468

Total amount to be voted under section 1 of the Appropriation Act, 2025	$165,823

1	Offices of the Legislative Assembly

VOTED SPENDING BY OFFICE
(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

Support to the Legislative Assembly	84,063	74,896	86,442

Office of the Auditor General	29,590	29,550	30,182

Office of the Ombudsman	4,574	4,325	4,651

Office of the Chief Electoral Officer	10,465	9,956	11,883

Office of the Ethics Commissioner	1,021	1,021	1,091

Office of the Information and Privacy Commissioner	8,714	8,671	9,237

Office of the Child and Youth Advocate	16,445	16,461	16,848

Office of the Public Interest Commissioner	1,440	1,421	1,468

Sub-Total	156,312	146,301	161,802

CAPITAL INVESTMENT

Support to the Legislative Assembly	685	685	3,135

Office of the Auditor General	30	70	30

Office of the Ombudsman	-	62	-

Office of the Chief Electoral Officer	685	685	725

Office of the Information and Privacy Commissioner	-	20	-

Office of the Child and Youth Advocate	100	36	25

Sub-Total	1,500	1,558	3,915

INVENTORY ACQUISITION

Support to the Legislative Assembly	106	106	106
Total	157,918	147,965	165,823

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE

EXPENSES

Support to the Legislative Assembly	617	736	736

Office of the Auditor General	200	185	155

Office of the Ombudsman	11	16	26

Office of the Chief Electoral Officer	1,250	1,250	1,600

Office of the Child and Youth Advocate	176	(73)	186
Total	2,254	2,114	2,703

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT
(thousands of dollars)	Comparable

	2024-25 Budget	2025-26 Estimate

Support to the Legislative Assembly	403	402

Office of the Auditor General	150	148

Office of the Ombudsman	33	33

Office of the Chief Electoral Officer	46	46

Office of the Ethics Commissioner	5	5

Office of the Information and Privacy Commissioner	52	60

Office of the Child and Youth Advocate	81	81

Office of the Public Interest Commissioner	7	7
Total	777	782

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper

Speaker of the Legislative Assembly

Shannon Dean, K.C.

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through the Assembly, provincial laws are debated and passed and money is provided to the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

LEGISLATIVE ASSEMBLY	84,854	75,687	89,683

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide procedural, administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

All services required for the operation of the Legislative Assembly including committees.

Legal, procedural and security services support for Members of the Legislative Assembly.

Publication of Alberta Hansard, the Order Papers, Votes and Proceedings and Bills.

Public information, public education and visitor programs.

Broadcast services to support Assembly and committee operations, to support Members of the Legislative Assembly and serve the general public.

Library service to the Legislature, public service and general public.

Inter-parliamentary activities.

Human resource services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Payment of communication expenses for Members of the Legislative Assembly.

Furniture, equipment, supplies procurement and leasing and property management services for Members’ constituency and caucus offices.

Information technology services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Development, enhancement and maintenance of broadcast and IT infrastructure independent of Government.

Communication services for the Legislative Assembly Office.

Processing and payment of indemnities, expense allowances, living travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly, as authorized by the Legislative Assembly Act.

Processing and payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Support to the Legislative Assembly	6

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable

		2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1	Legislative Assembly Office Administration	29,793	27,762	31,031

2	Members of the Legislative Assembly Administration	39,299	34,328	39,905

3	United Conservative Caucus	3,061	3,061	4,838

4	New Democratic Party Caucus	4,920	4,920	5,098

5	Other Caucuses	1,535	142	795

6	Planning and Development Initiatives	325	325	325

7	Special Funding Initiatives	1,700	1,700	1,324

8	Employee Market Adjustment Contingency	1,930	1,158	1,626

10	Electoral Boundary Commission	1,500	1,500	1,500

CAPITAL INVESTMENT

1	Legislative Assembly Office Administration	285	285	285

6	Planning and Development Initiatives	400	400	400

7	Special Funding Initiatives	-	-	2,450

INVENTORY ACQUISITION

1	Legislative Assembly Office Administration	106	106	106
Total		84,854	75,687	89,683

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses

OFFICE NON-CASH AMOUNTS

Amortization	511	630	630

Consumption of Inventory	106	106	106
Total	617	736	736

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate
REVENUE

Premiums, Fees and Licences	3	3	3

Other Revenue	3	85	113
Total	6	88	116

EXPENSE

Support to the Legislative Assembly	84,680	75,632	87,178

Net Operating Result	(84,674)	(75,544)	(87,062)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	685	685	3,135

AMORTIZATION	(511)	(630)	(630)

Change in Capital Assets Total	174	55	2,505

CHANGE IN INVENTORY ASSETS

INVENTORY ACQUISITION

Support to the Legislative Assembly	106	106	106

CONSUMPTION	(106)	(106)	(106)

Change in Inventory Assets Total	-	-	-

Support to the Legislative Assembly	8

Office of the Auditor General

W. Doug Wylie

Auditor General

The work of the Office of the Auditor General of Alberta improves performance and promotes accountability within government.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

AUDITOR GENERAL	29,620	29,620	30,212

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide independent assurance to the 87 Members of the Legislative Assembly of Alberta, and the people of Alberta, that public money is properly accounted for and provides value.

SERVICES PROVIDED

Appointed under the Auditor General Act, the Auditor General is an Officer of the Legislative Assembly and is entrusted with two main responsibilities.

The first responsibility is to audit the consolidated financial statements of the provincial government and the financial statements of public sector boards, agencies, commissions, and regulated funds. The Auditor General provides assurance that these statements accurately represent the financial affairs and resources of the province.

The second responsibility is to assess whether Albertans are receiving value from government spending. This entails conducting performance audits of government and those the office audits to see if programs and services are being delivered as economically, efficiently, and effectively as possible and are bringing intended benefits to Albertans. In addition, the office performs examination and other work necessary to fulfil its mandate. When unmitigated risks or opportunities for improvement are found, the Auditor General makes recommendations and assesses implementation of accepted recommendations.

Office of the Auditor General	10

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Office of the Auditor General	29,590	29,550	30,182

CAPITAL INVESTMENT

1 Office of the Auditor General	30	70	30
Total	29,620	29,620	30,212

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses

OFFICE NON-CASH AMOUNTS

Amortization	200	185	155
Total	200	185	155

11	Office of the Auditor General

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Office of the Auditor General	29,790	29,735	30,337
Net Operating Result	(29,790)	(29,735)	(30,337)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Office of the Auditor General	30	70	30

AMORTIZATION	(200)	(185)	(155)

Change in Capital Assets Total	(170)	(115)	(125)

Office of the Auditor General	12

Office of the Ombudsman

Kevin Brezinski

Ombudsman

The Alberta Ombudsman serves Albertans by promoting fairness and accountability in the public sector, conducting impartial investigations, addressing systemic issues, making recommendations and providing education to all Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OMBUDSMAN	4,574	4,387	4,651

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities, the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates allegations of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts “own motion” investigations where the Ombudsman, on his own initiative, investigates potential systemic administrative unfairness issues within his jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Office of the Ombudsman	4,574	4,325	4,651

CAPITAL INVESTMENT

1 Office of the Ombudsman	-	62	-
Total	4,574	4,387	4,651

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses

OFFICE NON-CASH AMOUNTS

Amortization	11	16	26
Total	11	16	26

15	Office of the Ombudsman

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

Services charged to other Government Entities	425	425	425

EXPENSE

Office of the Ombudsman	4,585	4,341	4,677
Net Operating Result	(4,160)	(3,916)	(4,252)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Office of the Ombudsman	-	62	-

AMORTIZATION	(11)	(16)	(26)

Change in Capital Assets Total	(11)	46	(26)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Gordon McClure

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and the Referendum Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

The Office administers the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and administers the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

The Office monitors and enforces campaign financing and third party advertising under the Local Authorities Election Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

CHIEF ELECTORAL OFFICER	11,150	10,641	12,608

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and Referendum Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

To administer the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and to administer the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

To provide enforcement activities of regulated political entities.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections, referendums, and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, leadership contestants, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

The Recall Legislation will enable eligible Alberta electors to submit applications for petitions to recall elected officials; administer the petition process for recall of elected Members of the Legislative Assembly; conduct recall votes for successful petitions; and enforce petitioner financing rules. The Citizen Initiatives legislation will allow eligible Alberta electors to submit applications for a petition to introduce legislation or a policy proposal in the legislature, or to hold a constitutional referendum on a question; administer the application and petition process; conduct an initiative vote where a proposal is referred by the Legislative Assembly; and enforce financing rules.

Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act, Election Finances and Contributions Disclosure Act, Alberta Senate Election Act, Referendum Act, and Local Authorities Election Act.

Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

Office of the Chief Electoral Officer	18

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Corporate Services	6,209	6,107	6,633

2 Elections	2,955	2,679	3,573

3 Enumerations	557	477	557

4 Other Electoral Events	49	-	425

5 Compliance and Enforcement	695	693	695

CAPITAL INVESTMENT

1 Corporate Services	225	225	265

2 Elections	460	460	460
Total	11,150	10,641	12,608

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses

OFFICE NON-CASH AMOUNTS

Amortization	1,250	1,250	1,600
Total	1,250	1,250	1,600

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Corporate Services	7,259	7,157	7,683

Elections	3,122	2,846	4,123

Enumerations	590	510	557

Other Electoral Events	49	-	425

Compliance and Enforcement	695	693	695
Total	11,715	11,206	13,483
Net Operating Result	(11,715)	(11,206)	(13,483)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Corporate Services	225	225	265

Elections	460	460	460
Total	685	685	725

AMORTIZATION	(1,250)	(1,250)	(1,600)

Change in Capital Assets Total	(565)	(565)	(875)

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Shawn McLeod

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

ETHICS COMMISSIONER	1,021	1,021	1,091

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Office of the Ethics Commissioner	1,021	1,021	1,091
Total	1,021	1,021	1,091

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Office of the Ethics Commissioner	1,021	1,021	1,091
Net Operating Result	(1,021)	(1,021)	(1,091)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Diane McLeod

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

INFORMATION AND PRIVACY COMMISSIONER	8,714	8,691	9,237

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),
●	the Health Information Act (HIA), and
●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.
●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.
●	Receiving comments from the public concerning the administration of the Acts.
●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.
●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.
●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.
●	Commenting on the implications for access to or protection of health information.
●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	26

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Office of the Information and Privacy Commissioner	8,714	8,671	9,237

CAPITAL INVESTMENT

1 Office of the Information and Privacy Commissioner	-	20	-
Total	8,714	8,691	9,237

27	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	8,714	8,671	9,237
Net Operating Result	(8,714)	(8,671)	(9,237)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Office of the Information and Privacy Commissioner	-	20	-

Change in Capital Assets Total	-	20	-

Office of the Information and Privacy Commissioner	28

Office of the Child and Youth Advocate

Terri Pelton

Child and Youth Advocate

The Office of the Child and Youth Advocate champions children’s rights, amplifies young people’s voices, and fosters youth participation.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

CHILD AND YOUTH ADVOCATE	16,545	16,497	16,873

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children and youth with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Child and Youth Advocate’s Office	931	985	1,073

2 Direct Advocacy Services	4,025	4,106	4,117

3 Legal Representation for Children and Youth	4,526	4,512	4,459

4 Indirect Advocacy Services	382	379	413

5 Investigations	2,056	2,095	2,158

6 Youth and Community Engagement	1,328	1,262	1,397

7 Strategic Support	3,197	3,122	3,231

CAPITAL INVESTMENT

1 Child and Youth Advocate’s Office	50	30	-

7 Strategic Support	50	6	25
Total	16,545	16,497	16,873

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses

OFFICE NON-CASH AMOUNTS

Amortization	111	69	121

Valuation Adjustments and Other Provisions	65	(142)	65
Total	176	(73)	186

31	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Child and Youth Advocate’s Office	977	996	1,125

Direct Advocacy Services	4,053	4,018	4,145

Legal Representation for Children and Youth	4,527	4,516	4,461

Indirect Advocacy Services	384	375	415

Investigations	2,066	2,078	2,168

Youth and Community Engagement	1,335	1,242	1,404

Strategic Support	3,279	3,163	3,316
Total	16,621	16,388	17,034
Net Operating Result	(16,621)	(16,388)	(17,034)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Child and Youth Advocate’s Office	50	30	-

Strategic Support	50	6	25
Total	100	36	25
AMORTIZATION	(111)	(69)	(121)

Change in Capital Assets Total	(11)	(33)	(96)

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Kevin Brezinski

Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by driving accountability, integrity, and trust in the public sector by investigating wrongdoing and protecting whistleblowers.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

PUBLIC INTEREST COMMISSIONER	1,440	1,421	1,468

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public sector. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public sector employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters alleging wrongdoing in government departments, public entities, elected officials and offices of the Legislature.

Enforces the protection provisions of the Act for public sector employees who take steps in accordance with the Act.

Manages, investigates and when warranted, makes recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	34

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

OPERATING EXPENSE

1 Office of the Public Interest Commissioner	1,440	1,421	1,468
Total	1,440	1,421	1,468

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2024-25 Budget	2024-25 Forecast	2025-26 Estimate

REVENUE

None	-	-	-

EXPENSE

Office of the Public Interest Commissioner	1,440	1,421	1,468
Net Operating Result	(1,440)	(1,421)	(1,468)

Office of the Public Interest Commissioner	36